Exhibit 99.2

ARTICLES OF AMENDMENT

1.	The name of the corporation is Aetna Inc. and the address of the current registered office of the corporation is 980 Jolly Road, Blue Bell, PA 19422 (which is located in Montgomery County).

2.	The statute under which the corporation was originally incorporated was the Business Corporation Law of 1933, act of May 5, 1933 (P.L. 364, No. 106), as amended, and the corporation is now incorporated under the Business Corporation Law of 1988, 15 Pa.C.S. § 1101, et. seq. The date of its incorporation is December 20, 1982.

3.	The amendment shall be effective upon the filing of these articles of amendment.

4.	The amendment was adopted by the corporation by action of its board of directors pursuant to 15 Pa.C.S. § 1914(c)(4).

5.	The amendment adopted by the corporation is to restate in full the corporation’s articles of incorporation as set forth in Exhibit A attached hereto and made a part hereof.

6.	The restated articles set forth in Exhibit A supersede the original articles and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned corporation has caused these articles of amendment to be signed by a duly authorized officer thereof on March 14, 2005.

Aetna Inc.

By:	/s/ William J. Casazza

Name:	William J. Casazza
Title:	Senior Vice President and
Corporate Secretary

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AETNA INC.

     1. Name. The name of the Corporation is Aetna Inc.

     2. Registered Office. The registered office of the Corporation is 980 Jolly Road, Blue Bell, PA 19422 (which is located in Montgomery County).

     3. Incorporation. The Corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as amended (the “PaBCL”).

     4. Capitalization.

I. GENERAL PROVISIONS

     (a) Authorized Shares. The Corporation shall have the authority to issue 1,554,817,499 shares, par value $.01 per share.

     (b) Uncertificated Shares. All shares of each class and series may be certificated or uncertificated, except as may be expressly provided in the terms of any class or series. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall be identical.

     (c) Authority of Board of Directors. The Board of Directors is expressly authorized to divide the authorized but unissued shares into one or more classes or series, or both, and to determine for any such class or series the number of shares of the class or series and the voting rights, designations, preferences, limitations and special rights of the shares of the class or series. Except as otherwise provided in these articles of incorporation or in a resolution of the Board of Directors providing for the issuance of any particular class or series of shares, the number of shares of any class or series of shares may be increased or decreased (but not below the number of shares of such class or series then outstanding) by a resolution adopted by the Board of Directors.

     (d) No Preemptive Rights. No holder of any class or series of shares of the Corporation shall have any preemptive right to purchase or subscribe to any shares of the Corporation now or hereafter authorized or any securities convertible into shares, including without limitation warrants, rights to subscribe and options to acquire shares, of any class or series of the Corporation’s shares.

     (e) No Cumulative Voting. Shareholders shall not have the right to cumulate their votes in the election of Directors.

     (f) Reacquired Shares. Except as otherwise provided in these articles of incorporation or in a resolution of the Board of Directors providing for the issuance of any particular class or series of shares, shares purchased, redeemed by, surrendered to or otherwise acquired by the Corporation shall assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter, subject to the provisions of this Article 4 and to any restrictions contained in any resolution of the Board of Directors providing for the issue of any such class or series of shares, be reissued in the same manner as other authorized but unissued shares.

     (g) Issuance of Rights, Options, Etc. The Corporation shall have the power to issue securities, rights, options, option rights, and securities having conversion or option rights, containing in each case such provisions as are fixed by the Board of Directors, including without limitation: (i) those generally authorized by Section 1525 of the PaBCL, and in any provisions successor thereto, and (ii) conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding common or other shares of the Corporation, other securities, rights, options, option rights, securities having conversion or option rights, or obligations of the Corporation or any transferee or transferees of the person or persons from exercising, converting, transferring or receiving such shares, other securities, rights, options, option rights, securities having conversion or option rights, or obligations. The power of the Corporation to issue, amend the terms of, redeem or take other action with respect to securities, rights, options, option rights or securities having conversion or option rights containing a provision described in clause (ii) of the preceding sentence may be exercised only by the full Board of Directors and not by a committee of the Board, shareholders or any other person or group of persons.

     (h) Fractional Shares. The Corporation may create and issue fractions of a share, either represented by a certificate or uncertificated. A fractional share shall represent a proportional interest in all the preferences, limitations and special rights of a full share; except that a fractional share shall not have any right to vote on any matter, notwithstanding any provision of law or these articles of incorporation to the contrary.

II. CLASS A VOTING PREFERRED SHARES

     (a) Authorized Shares. Of the 1,554,817,499 shares that the Corporation is authorized to issue, 7,625,000 shares are hereby designated Class A Voting Preferred Shares, which shares shall constitute a single class with the terms, limitations and relative rights and preferences set forth in this Section II. The Board of Directors shall not have the authority to decrease the number of authorized Class A Voting Preferred Shares.

     (b) Dividends.

          (1) The holders of Class A Voting Preferred Shares shall be entitled to receive cumulative quarterly dividends payable in cash (or in kind to the extent provided in this subsection (b)) on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Class A Voting Preferred Shares (the “First Quarterly Dividend Payment Date”), in an amount per share (rounded to the nearest cent), subject to the provisions for adjustment set forth in this subsection (b), equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares on or since the immediately preceding Quarterly Dividend Declaration Date, as defined below, or, with respect to the first Quarterly Dividend Declaration Date, since the first issuance of any share of Class A Voting Preferred Shares. If no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Declaration Date and the next subsequent Quarterly Dividend Declaration Date, the holders of Class A Voting Preferred Shares shall be entitled to receive a dividend of $0.01 per share on the next subsequent Quarterly Dividend Payment Date. The Corporation shall declare a dividend on the Class A Voting Preferred Shares on the fifth day of March, June, September and December of each year (each such date being referred to herein as a “Quarterly Dividend Declaration Date”), commencing on the first Quarterly Dividend Declaration Date after the first issuance of a Class A Voting Preferred Share. If the Corporation shall at any time after the effective time of the merger (the “Merger”) of ANB Acquisition Corp., a Connecticut corporation, with and into Aetna Inc., a Connecticut corporation, pursuant to a certain Agreement and Plan of Restructuring and Merger, dated as of July 19, 2000: (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) split up or divide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares in a reclassification of the outstanding Common Shares (including without limitation any such reclassification in connection with a consolidation, merger or division in which the Corporation is a continuing or surviving corporation), then, in each such case, and regardless of whether any Class A Voting Preferred Shares are then issued or outstanding, the amount per share to which each holder of Class A Voting Preferred Shares would be entitled immediately prior to such event under the first sentence of this paragraph (1) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (2) Dividends shall begin to accrue and be cumulative on outstanding Class A Voting Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares: (i) unless the date of issue of such shares is prior to the record date for the First Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of the first issuance of a share of Class A Voting Preferred Shares; or (ii) unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Class A Voting Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Class A Voting Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Class A Voting Preferred Shares entitled to receive payment of a dividend or other distribution declared thereon, which record date shall be not more than 90 calendar days prior to the date fixed for the payment thereof.

          (3) Whenever dividends payable on the Class A Voting Preferred Shares as provided in this Article 4 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Voting Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any Common Shares or any other shares ranking junior (either as to dividends or upon dissolution) to the Class A Voting Preferred Shares;

               (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon dissolution) with the Class A Voting Preferred Shares, except dividends paid ratably on the Class A Voting Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (iii) redeem or purchase or otherwise acquire for consideration Common Shares or any other shares ranking junior (either as to dividends or upon dissolution) to the Class A Voting Preferred Shares; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution) to the Class A Voting Preferred Shares.

     (c) Dissolution.

          (1) Upon any voluntary or involuntary dissolution of the Corporation, no distribution or payment shall be made (i) to the holders of Common Shares or any other shares ranking junior (either as to dividends or upon dissolution) to the Class A Voting Preferred Shares, unless prior thereto the holders of Class A Voting Preferred Shares shall have received an aggregate amount per share, subject to the provisions for adjustment set forth in this subsection (c), equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, plus an amount equal to all accrued and unpaid dividends and distributions on the Class A Voting Preferred Shares, whether or not declared, to the date of such payment, or (ii) to the holders of shares ranking on a parity (either as to dividends or upon dissolution) with the Class A Voting Preferred Shares, except distributions made ratably on the Class A Voting Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such dissolution. If the Corporation shall at any time after the effective time of the Merger: (A) declare a dividend on the outstanding Common Shares payable in Common Shares, (B) split up or divide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares, or (D) issue any shares in a reclassification of the outstanding Common Shares (including without limitation any such reclassification in connection with a consolidation, merger or division in which the Corporation is a continuing or surviving corporation); then, in each such case, and regardless of whether any Class A Voting Preferred Shares are then issued or outstanding, the aggregate amount per share to which each holder of Class A Voting Preferred Shares would be entitled immediately prior to such event under the provision in clause (i) of the first sentence of this paragraph (1) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (2) If the net assets of the Corporation shall be insufficient to pay in full the amounts set forth in paragraph (1) of this subsection (c) in respect of the Class A Voting Preferred Shares, together with the aggregate dissolution preference for the outstanding shares of all other classes ranking on a parity with the Class A Voting Preferred Shares as to payments upon dissolution, then the entire net assets of the Corporation shall be distributed among the holders of shares of all such parity classes, who shall receive their pro rata portion of the net assets of the Corporation.

          (3) Neither the consolidation nor the merger of the Corporation with or into another corporation or corporations, nor the division of the Corporation into two or more corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed a dissolution of the Corporation.

     (d) Redemption. The Class A Voting Preferred Shares shall not be redeemable.

     (e) No Conversion Rights. Holders of Class A Voting Preferred Shares shall have no right to convert such shares into or exchange them for Common Shares, or other securities or assets of the Corporation or any other issuer.

     (f) Voting Rights.

          (1) Subject to the provisions for adjustment hereinafter set forth in this paragraph (1), each Class A Voting Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. If the Corporation shall at any time after the effective time of the Merger: (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) split up or divide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares in a reclassification of the outstanding Common Shares (including without limitation any reclassification in connection with a consolidation, merger or division in which the Corporation is a continuing or surviving corporation), then, in each such case, and regardless of whether any shares of Class A Voting Preferred Shares are then issued or outstanding, the number of votes per share to which each holder of Class A Voting Preferred Shares would be entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (2) Except as otherwise provided in these articles of incorporation or as required by law, the holders of Class A Voting Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (3) Except as otherwise provided in these articles of incorporation or as required by law, the holders of Class A Voting Preferred Shares shall have no special voting rights, and their affirmative vote or consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares) for the taking of any corporate action.

          (4) These articles of incorporation shall not be amended in any manner that would materially alter or change the voting rights, powers, preferences, limitations or special rights of the Class A Voting Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding Class A Voting Preferred Shares, voting separately as a class.

     (g) Consolidation, Merger, Division, Etc.

          (1) In case the Corporation shall enter into any consolidation, merger, share exchange, division, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each Class A Voting Preferred Share shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provisions for adjustment set forth in paragraph (2) of this subsection (g), equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

          (2) If the Corporation shall at any time after the effective time of the Merger: (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) split up or divide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares in a reclassification of the outstanding Common Shares (including without limitation any such reclassification in connection with a consolidation, merger or division in which the Corporation is a continuing or surviving corporation), then, in each such case, and regardless of whether any Class A Voting Preferred Shares are then issued or outstanding, the aggregate amount per share to which each holder of Class A Voting Preferred Shares would be entitled immediately prior to such event under paragraph (1) of this subsection (g) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (h) Transfer Agent. The Corporation shall always have at least one transfer agent for the Class A Voting Preferred Shares, which may be the Corporation or a bank or trust corporation in good standing.

     (i) Reacquired Shares. Any Class A Voting Preferred Shares that are purchased, surrendered to or otherwise acquired by the Corporation in any manner whatsoever shall assume the status of authorized but unissued Class A Voting Preferred Shares and may thereafter be reissued in the same manner as other authorized but unissued Class A Voting Preferred Shares.

III. COMMON SHARES

     (a) Authorized Shares. Of the 1,554,817,499 shares that the Corporation is authorized to issue, 1,459,384,998 shares are hereby designated Common Shares, which shares shall constitute a single class with the terms set forth in this Section III.

     (b) Priority. The Common Shares shall rank junior to the Class A Voting Preferred Shares, and any class or series subsequently created ranking senior, by its terms, to the Common Shares, with respect to payment of dividends or distributions on dissolution.

     (c) Voting Rights. Except as expressly provided by law, or as otherwise provided in the terms of the Class A Voting Preferred Shares, or by resolution of the Board of Directors pursuant to the authority granted in these articles of incorporation to designate further classes and series of shares, all voting rights shall be vested in the holders of the Common Shares. At each meeting of shareholders of the Corporation, each holder of Common Shares shall be entitled to one vote for each Common Share on each matter to come before the meeting, except as otherwise provided in these articles of incorporation or as required by law.

     (d) Dividends. After all accumulated and unpaid dividends upon all shares for all previous dividend periods shall have been paid and full dividends on all Class A Voting Preferred Shares and any other class or series of shares subsequently created ranking senior, by its terms, to the Common Shares as to dividends, for the then current dividend period declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature with respect to any series of preferred shares (in each case except as may not be required by the terms of such class or series of preferred shares), then and not otherwise, and subject to any other applicable provisions of the terms of any class or series of preferred shares, dividends may be declared upon and paid to the holders of the Common Stock, to the exclusion of the holders of the preferred shares (except as expressly provided by the terms thereof).

     (e) Rights Upon Dissolution. Upon the voluntary or involuntary dissolution of the Corporation, after payment in full of all amounts, if any, required to be paid to the holders of the Class A Voting Preferred Shares and any other class or series of shares subsequently created ranking senior, by its terms, to the Common Shares in dissolution, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the preferred shares, to share ratably in all remaining assets of the Corporation.

     5. Limitation of Directors’ Liability. No person who is or was a Director of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person’s conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article 5 shall apply to or have any effect on the liability or alleged liability of any person who is or was a Director of the Corporation for or with respect to any acts or omissions of the Director occurring prior to the effective date of such amendment or repeal. If the PaBCL is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its directors than the express terms of this Article 5, this Article 5 shall be construed to provide for such greater protection.

     6. Limitation of Officers’ Liability. No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on officers for the payment of taxes) unless the person’s conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article 6 shall apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of such amendment or repeal. If the PaBCL is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Article 6, this Article 6 shall be construed to provide for such greater protection.

     7. Indemnification.

     (a) Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, including without limitation actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving while a Director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation (for profit or not-for-profit), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liabilities, expenses (including without limitation attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement in connection with such action or proceeding unless the act or failure to act by such person giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Corporation shall have the power to indemnify employees and agents of the Corporation on the same basis as provided above in this subsection (a), and to advance expenses to employees and agents on the same basis as provided in Article 7(b), as the Board of Directors may from time to time determine or authorize.

     (b) Advancement of Expenses. Expenses (including without limitation attorneys’ fees) incurred by any person who was or is an officer or Director of the Corporation in defending any action or proceeding referred to in Article 7(a) shall automatically be paid by the Corporation, without the need for action by the Board of Directors, in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

     (c) Exception. Notwithstanding anything in this Article 7 to the contrary, the Corporation shall not be obligated to indemnify any person under Article 7(a) or advance expenses under Article 7(b) with respect to proceedings, claims or actions commenced by such person, other than mandatory counterclaims and affirmative defenses.

     (d) Interpretation. The indemnification and advancement of expenses provided by or pursuant to this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any insurance policy, agreement, vote of shareholders or Directors, or otherwise, both as to actions in such person’s official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. If the PaBCL is amended to permit a Pennsylvania corporation to provide greater rights to indemnification and advancement of expenses for its directors and officers than the express terms of this Article 7, this Article 7 shall be construed to provide for such greater rights.

     (e) Contract. The duties of the Corporation to indemnify and to advance expenses to a Director or officer as provided in this Article 7 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 7 shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to such amendment or repeal or the termination of the service of the person as a Director or officer, whichever is earlier.

     8. Action by Shareholders. Special Meetings of Shareholders may be called at any time by shareholders entitled to cast at least two-thirds of the votes that all voting shareholders, voting as a single class, are entitled to cast at the particular Special Meeting. The procedure to be followed by shareholders in calling a Special Meeting shall be as set forth in the Corporation’s by-laws. Shareholders shall not have the right to propose amendments to these articles of incorporation. Shareholder action may only be taken at an Annual or Special Meeting of Shareholders and not by written consent.

     9. Inapplicability of Certain Provisions of Law. Section 2538 of the PaBCL and Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the PaBCL, and any successor provisions shall not be applicable to the Corporation.

     10. Terms of Directors. The Directors of the Corporation shall be classified, in respect of the time for which they severally hold office, into three classes, as nearly equal in number as possible, as follows:

          (1) One class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001. At that meeting, the successors to this class shall be elected to hold office for a term of three years and until their successors are elected and qualified.

          (2) One class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 2002. At that meeting, the successors to this class shall be elected to hold office for a term of two years and until their successors are elected and qualified.

          (3) One class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 2003. At that meeting, the successors to this class shall be elected to hold office for a term of one year and until their successors are elected and qualified.

          (4) Effective with the annual meeting of shareholders to be held in 2004 and for each annual meeting of shareholders thereafter, the Directors shall no longer be classified in respect of the time for which they severally hold office, and all of the Directors shall be elected to hold office for a term of one year and until their successors are elected and qualified.

          (5) The Directors may not be removed from office without cause until after the annual meeting of shareholders to be held in 2004.

     11. Required Vote of Shareholders. (a) A consolidation, merger, share exchange or division to which the Corporation is a party, or a sale of all or substantially all of the assets of the Corporation, any of which is required to be adopted by the shareholders, or any amendment or repeal of this Article 11(a), or any new provision of these articles of incorporation that is inconsistent with this Article 11(a) shall be adopted only upon receiving the affirmative vote of at least a majority of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of such number or proportion of shares of any class or series of the Corporation, if any, as shall be required at the time by the express terms of any such class or series of shares of the Corporation.

     (b) Any amendment or repeal of Article 5, 6, 7, 10, 12 or 13 or this Article 11(b), or any new provision of these articles of incorporation that is inconsistent with this Article 11(b), or a dissolution of the Corporation shall be adopted only upon receiving the affirmative vote of at least two-thirds of the votes that all voting shareholders, voting as a single class, are entitled to cast thereon and, in addition, the affirmative vote of such number or proportion of shares of any class or series of the Corporation, if any, as shall be required at the time by the express terms of any such class or series of shares of the Corporation.

     12. Executive Committee. The Board of Directors may establish in the manner provided by the By-laws an Executive Committee which shall have and may exercise all of the powers and authority of the Board of Directors, subject to such limitations as are set forth in the last sentence of paragraph (g) of Section I of Article 4 hereof and as the Board of Directors may from time to time impose. The Executive Committee shall not be subject to the restrictions in 15 Pa.C.S. § 1731(a)(2)(i)-(v).

     13. Right to Amend. Subject to any other applicable provision of these articles of incorporation, these articles of incorporation may be amended in the manner prescribed at the time by statute, and all rights conferred upon shareholders in these articles of incorporation are granted subject to this reservation.